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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of First Commonwealth Financial Corporation on Form S-4 of our report dated February 17, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of First Commonwealth Financial Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
October 19, 1999